CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                                                   EXHIBIT 10.27

                             DISTRIBUTION AGREEMENT
                             ----------------------

This DISTRIBUTION AGREEMENT ("Agreement") is dated as of the 27th day of June, 1997, and entered into by and between Plug Power, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware ("Company"), with its principal place of business at 968 Albany-Shaker Road, Latham, New York 12110, and Edison Development Corporation, a company organized and existing under the laws of the State of Michigan ("Distributor"), with its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226.

                             BACKGROUND STATEMENTS

     WHEREAS, the Company owns all right, title and interest in certain fuel cells with capacities of 2 kilowatts and higher, as is set out more fully in
Exhibit 1 ("Products");

     WHEREAS, the Distributor in consideration for and in reliance of the grant of the exclusive distributorship hereunder has or will expend considerable time and funds to establish a distribution network, plant and facilities and training its support and sales staff.

     WHEREAS, the parties desire Distributor to act in certain circumstances as Company's exclusive distributor for the Products to certain entities within the United States as hereinunder specified.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinunder set forth, and other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1 .  APPOINTMENT.
     -----------

     a. Upon execution of this Agreement, Company hereby appoints Distributor as Company's exclusive independent distributor during the term of this Agreement to promote and assist Company in the sale of Products which are developed by Plug Power, to end-users for stationary applications in the Territory, as that term is defined below, and subject to the terms and conditions provided herein.

     b. Upon execution of this Agreement, Distributor hereby accepts the appointment, subject to the terms and conditions as provided herein.

2.   TERRITORY.
     ---------

     a. Distributor's territory for this Agreement shall mean the states of Michigan, Ohio, Indiana and Illinois ("Territory").

     b. Without the prior written consent of the Company, Distributor shall not solicit nor seek customers for the Products, or establish or maintain a branch facility or distribution facility for the sale, servicing, warehousing, or storage of the Products or spare parts thereof outside the Territory.

     c.   Distributor may only sell the Products directly and not for resale.

     d. DISTRIBUTOR MAY NOT SELL OR DISTRIBUTE THE PRODUCTS TO ANY ENTITY FOR TRANSPORTATION APPLICATIONS.

     e. Distributor will be the sole person or entity acting in such capacity in the Territory; and Company shall not appoint any subdistributor, other agent or person to distribute or promote the Products, or otherwise undertake Distributor's obligations in the Territory.

3.   EXCLUSIVITY.
     -----------

     a. The term "Exclusive" means that under this Agreement as long as Distributor is in full compliance with its obligations, including the percentage sales requirements set forth in Section 5 herein, Company shall not appoint any other distributor, agent, representative, or dealer for promotion or sale of ~he Products to end users for stationary applications in the Territory and shall further refrain from selling Products to end users for stationary applications in the Territory directly, other than through Distributor.

     b. Company shall not be responsible for transgression of Distributor's exclusive rights hereunder by third parties not controlled by Company, but shall not sell or deliver Products to any other party outside of the Territory if Company has knowledge that the Products are to be sold or distributed by or through another party in the Territory.

     c. In the event that Distributor is in default of its obligations under this Agreement, or after January 1, 2010, then Company retains the right, in addition to any other rights and remedies, to engage another distributor, dealer, agent, or other such representative on a nonexclusive basis for all or part of the Territory.

     d. In the event that Distributor engages in the distribution of any fuel cell product to end users for stationary applications within the Territory that is competitive with the Products, then the Company retains the right, in addition to any other rights and remedies, to engage another distributor, dealer, agent, or other such representative on a nonexclusive basis for all or part of the Territory.

4.   PRICE OF PRODUCT.
     ----------------

     a. [***]

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     b. Any and all orders from time to time submitted by Distributor shall be subject to Company's then-prevailing terms and conditions of sale, which may be changed or established from time to time by Company at its discretion on notice to Distributor, including late fees, and interest on any unpaid amounts.

5.   MINIMUM SALES OBLIGATION.
     ------------------------

                                     [***]

6.   DISTRIBUTOR COVENANTS AND REPRESENTATIONS.
     -----------------------------------------

     Distributor represents, warrants, to Company (its members, agents, officers, directors) and agrees:

     a. To provide Company with monthly nonbinding good-faith forecasts of its anticipated requirements and shipping dates for the three month period following each forecast (or, if shorter, the remaining term of this Agreement).

     b. Distributor shall not sell the Product outside the Territory. To ensure compliance with this requirement, each Product shall be identified by a unique serial number. This serial number will be used to identify Products sold outside the Territory. Should Company's review of a Product's serial number lead to the conclusion that a Product has been sold outside the Territory, such sale will be considered a breach of this Agreement.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     c. Not to (i) disassemble, decompile or otherwise reverse engineer the Product or otherwise attempt to learn the ideas underlying the Product; (ii) take any action contrary to Company's license granted to Distributor, except as expressly and unambiguously allowed under this Agreement; (iii) copy, modify or enhance the Product; or (iv) allow others to do any of the foregoing.

     d. Distributor shall advertise, promote and label the products with Company's name and trademarks ("Branding Materials"). Distributor shall provide Company with all such Branding Materials for Company's approval prior to their use. Company shall not unreasonably withhold its approval of the Branding Materials. Distributor shall not design the Branding Materials in such a way as to either imply or state that Distributor's relationship with Company is greater than that of an independent distributor.

     e. TO KEEP COMPANY INFORMED AS TO ANY PROBLEMS ENCOUNTERED WITH THE PRODUCTS AND ANY RESOLUTIONS ARRIVED AT FOR THOSE PROBLEMS, AND TO COMMUNICATE PROMPTLY TO COMPANY ANY AND ALL MODIFICATIONS, DESIGN CHANGES OR IMPROVEMENTS OF THE PRODUCT SUGGESTED BY ANY CUSTOMER, EMPLOYEE OR AGENT. DISTRIBUTOR FURTHER AGREES THAT COMPANY SHALL HAVE AND IS HEREBY ASSIGNED ANY AND ALL RIGHT, TITLE AND INTEREST IN AND TO ANY SUCH SUGGESTED MODIFICATIONS, DESIGN CHANGES, OR IMPROVEMENTS OF THE PRODUCT, WITHOUT THE PAYMENT OF ANY ADDITIONAL CONSIDERATION THEREFOR EITHER TO DISTRIBUTOR, OR ITS EMPLOYEES, AGENTS OR CUSTOMERS. DISTRIBUTOR WILL ALSO PROMPTLY NOTIFY COMPANY OF ANY INFRINGEMENT OF ANY TRADEMARKS OR OTHER PROPRIETARY RIGHTS RELATING TO THE PRODUCT.

     f. To accept returns in accordance with procedures specified from time to time by Company.

     g. Distributor shall carry out all sales promotion work and solicitation of sales for the Products diligently, using its reasonable efforts for the account of Company. These efforts shall include, but shall not in any way be limited to: (i) advertising and promoting the Products effectively; (ii) ordering and keeping a representative selection of Company's up-to-date promotional sales literature, technical bulletins, price lists, manuals, catalogues and other promotion materials in good condition; (iii) maintaining the equipment and facilities to enable Distributor to demonstrate the Products to potential new customers; and (iv) assisting Company in securing and protecting any property rights in connection with the Products in the Territory.

     h. Distributor shall not make any representations as to the Products other than those, if any, contained in written information and data provided by Company. Distributor shall be totally responsible for any of its representations and shall hold Company harmless from any claims and expenses, including, but not limited to, reasonable attorneys' fees, resulting from such unauthorized representations.

     i. Distributor shall not manufacture the Products, nor engage any entity other than Company to do so.

7.   COMPANY'S OBLIGATIONS.
     ---------------------

     a. Company shall supply Distributor with copies of brochures, catalogues, technical specification sheets, and promotional sales literature and such other information or materials as Company, in its sole judgment, believes will assist Distributor in promoting and assisting in the sale and acceptance of the Products in the Territory. These items shall be conveyed in English, unless the parties otherwise agree from time to time.

     b. In the event that Company receives an inquiry for the Products from the end users in the Territory, Company will refer the prospect to Distributor.

     c. Company shall, at all times maintain an adequate level of inventory to timely meet all current and anticipated orders for the Products.

8.   OPERATIONS AND EXPENSES.
     -----------------------

     The detailed operations of the Distributor under this Agreement are subject to its sole control and management, subject to compliance with the terms hereof. Distributor shall be responsible for all of its own expenses and employees. Distributor agrees that it shall incur no expense chargeable to Company except as may be specifically authorized, in advance, in writing, in each case by Company nor shall any such expenses, including taxes, fees, or similar charges, be deducted from any amounts due hereunder.

9.   TRADEMARK LICENSE AND USE.
     -------------------------

     a. Company grants to Distributor a non-exclusive, non-transferable license to use trademark(s) described in Exhibit 2 to this Agreement ("Authorized Trademarks") only in connection with the sale and promotion of the Products in the Territory and during the term of and pursuant to the terms and conditions of the Agreement. No trademark, trade name or other designations may be used without the written consent of Company except as expressly provided in this section. Company expressly allows Distributor to represent that it is a distributor of the Products, including on the Products themselves, advertising materials, stationary and letterhead.

     b. Distributor shall not assign or sub-license its rights to the Authorized Trademarks to any other person or entity.

     c. Distributor shall not remove, change, obscure, or add to the labels, markings, names or trademarks that Company has affixed to any of the Products.

     d. Distributor shall not attempt to, or register any of the Authorized Trademarks in any jurisdiction without the express consent of Company.

     e. Distributor acknowledges and agrees that Company's remedy at law for any breach of Company's obligations under this paragraph would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any action or proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damages.

10.  CONFIDENTIALITY.
     ---------------

     a. Without the prior written consent of Company, Distributor shall not disclose to any third party any confidential business information or trade secrets of Company, including but not limited to: the content of this Agreement; customer lists; product specifications; product technical manuals; service records; financial or sales reports; price lists; and any materials related to Company's customers, financial performance, or design of the Products, except for or in connection with any assignment permitted under Section 16 hereof.

     b .    Distributor hereby acknowledges and agrees that the Products are proprietary to Company. Distributor agrees to use utmost diligence to protect the trade secrets and other proprietary rights of Company in the Products from disclosure to third parties. Distributor shall also promote compliance with the terms and conditions of this Agreement by employees and others with access to the Products.

     c. Distributor acknowledges and agrees that Company's remedy at law for any breach of Company's obligations under this paragraph would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any action or proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damages.

     d. Distributor's obligations under this confidentiality provision shall survive termination or expiration of this Agreement.

11.  THIS SECTION INTENTIONALLY DELETED.
     ----------------------------------

12.  ETHICAL CONDUCT.
     ---------------

     Distributor expressly agrees that it shall not be entitled to any commissions, fees, discounts or other compensation if facts are known to Company that reasonably support a belief that Distributor is in violation of any of the terms and conditions of paragraph 18 of this Agreement.

13.  LIMITED WARRANTY; DISCLAIMER: INDEMNITY.
     ---------------------------------------

     a. Company provides only the warranty set forth in its warranty policy, as modified by this Section 13(a). Distributor will handle and be responsible for all warranty returns from its direct customers. Products obtained from Company that do not comply with the warranty and are returned (by Distributor only) to Company during the warranty period (as shown by appropriate documentation) will be repaired or replaced at Company's option, provided Distributor bears the cost of freight and insurance to the point of repair. Company will bear the cost of freight and insurance for return of goods to Distributor. If Company cannot, or determines that it is not practical to, repair or replace the returned Product, the price therefor paid by Distributor will be refunded or, at the Company's discretion, credited against other Distributor obligations or toward future purchases. COMPANY MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS OR ANY SERVICES AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY ACTION AGAINST COMPANY BASED ON THIS AGREEMENT MUST BE BROUGHT WITHIN ONE YEAR FOLLOWING INJURY.

     b. The above warranty does not extend to any Product that is modified or altered, is not maintained to Company's maintenance recommendations, is operated in a manner other than that specified by Company, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). Distributor's sole remedy with respect to any warranty or defect is as stated above.

     c. Distributor may extend its own product warranty to its customers provided Distributor alone shall be responsible to such customer thereof and neither Distributor nor such customer shall have recourse against Company with respect thereto. Distributor hereby agrees to indemnify and hold Company harmless from any and against all claims, actions, losses, damages, costs, liabilities and expenses (including reasonable attorneys' fees) based upon any express or implied warranty made by Distributor to any customer.

14.  LIMITED LIABILITY.
     -----------------

     EXCEPT AS SET FORTH IN SECTION 13, COMPANY WILL NOT BE LIABLE TO DISTRIBUTOR OR THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE, OF THE AMOUNTS PAID TO COMPANY HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO DATE THE CAUSE OF ACTION AROSE OR (11) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR BUSINESS OPPORTUNITIES) OR (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, OR SERVICES.

COMPANY SHALL HAVE NO LIABILITY FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL.

15.  RELATIONSHIP OF PARTIES.
     -----------------------

     The parties hereto expressly understand and agree that Distributor is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will indemnify, defend and hold Company harmless from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses, and liabilities of any type whatsoever that may arise on account of Distributor's activities, or those of its employees or agents, including, without limitation, providing unauthorized representations or warranties (or failing to disclose all limitations on warranties and liabilities set forth herein on behalf of Company) to its customers or breaching any term, representation or warranty of this Agreement. Company is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Distributor, nor with Distributor's employment of other persons or incurring of other expenses. Except as expressly provided herein, Company shall have no right to exercise any control whatsoever over the activities or operations of Distributor.

16.  ASSIGNMENT.
     ----------

     Distributor shall not assign this Agreement or its rights under this Agreement to any other third party nor may Distributor sublicense the distribution of the Product to any subdistributor for further distribution, except that Distributor may assign its rights to and obligations under this Agreement to any entity that is 80% or more owned or controlled by DTE Energy Company or by any other entity that in turn is 80% or more owned or controlled by DTE Energy Company, provided that any such entity shall be bound, in writing, to all restrictions on Distributor contained in this Agreement.

17.  TERM AND TERMINATION.
     --------------------

     This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

          i. If the other ceases to do business, or otherwise terminates it business operations or if there is a material change in control of the other; or

          ii. If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty days; or

          iii. If the other materially breaches any material provision of this Agreement and fails to substantially cure such breach within thirty days (ten days in the case of a failure to pay) of written notice describing the breach; or

          iv. If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 90 days); or

          v. If Distributor breaches any other agreement or contract with Company.

     b. On termination or expiration of this Agreement for any reason whatsoever including, but not limited to, termination or expiration by passage of time or nonrenewal, the parties expressly agree that the following shall take effect: (i) all rights granted to Distributor under or pursuant to this Agreement shall immediately cease; (ii) all contracts and orders placed by Distributor for the Products and accepted, but not filled or delivered by Company as of the date of termination, shall be filled or delivered by Company subject to the terms and conditions of this Agreement; (iii) all contracts or orders for the Products not accepted by Company on or before the date of termination shall, at Company's sole option, be canceled; (iv) Distributor shall forthwith return to Company all promotional Sales information materials or demonstration products that have been furnished by Company to Distributor during the term of this Agreement, it being understood that no copies of these foregoing materials may be retained by Distributor subsequent to the date of termination or expiration of this Agreement; and (v) Company shall repurchase from Distributor, at the then fair market value in the Territory, any Products purchased from Company by Distributor for inventory or other purpose directly related to furthering the purposes of this Agreement.

     c. Distributor acknowledges and expressly agrees that Company shall not be liable to Distributor, and Distributor hereby waives any claims for compensation or damages of any kind or character whatsoever, whether on account of the loss by Distributor of present or prospective compensation or anticipated compensation, or of expenditures, investments or commitments made either in connection therewith or in connection with the establishment, development or maintenance of establishment, development or maintenance of Distributor's business, or on account of any other cause or thing whatsoever.

     d. Termination is not the sole remedy under this Agreement and, whether or not termination is affected, all other remedies will remain available.

18.  NO EXPORT.
     ---------

The Products shall not be distributed for export nor sold to the end users for use outside the Territory. The parties further acknowledge and agree that all actions taken by the parties in furtherance of fulfillment of this Agreement shall be in full compliance with all applicable U.S. export control laws and regulations, as they are amended from time to time. The parties recognize that such laws may require, among other things, applying for export licenses for the export of information ("Technical Data"). Failure to obtain such licenses or otherwise comply with such laws could subject the parties to criminal sanctions including imprisonment. It is further acknowledged that the export of Technical Data, including the Products, software, know-how and other proprietary information, is "deemed" by the U.S. government to be exported: (i) upon transmission from the United States; (ii) upon oral release by a U.S. citizen in a foreign country; or (iii) by release in the United States to non-U.S. nationals.

19.  AMENDMENT AND WAIVER.
     --------------------

     Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

20.  GOVERNING LAW AND LEGAL ACTIONS.
     -------------------------------

     This Agreement shall be governed by and construed under the laws of the State of Michigan and the United States without regard to conflicts of law provisions. Unless waived by Company in writing for the particular instance (which Company may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the State of Michigan and U.S. federal court for the Eastern District of Michigan. Both parties consent to the exhibit jurisdiction and venue of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Michigan or federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees.

21.  FORCE MAJEURE.
     -------------

     Neither party shall be liable under this Agreement for any loss or damage of any nature incurred as a result of any failures of delays in performance because of any cause or circumstances beyond its control. This includes, but is not limited to, any failure or delays in performance caused by any strikes, lockouts, labor disputes, fires, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with the laws, orders or policies of any government authority, delays in transit or delivery on the part of transportation companies or failures of communication facilities or sources of raw materials. However, the party claiming a Force Majeure Event must notify the other in writing within ten days of the beginning of such an event, and no Force Majeure Event shall extend for a period of greater than 45 days.

22.  HEADINGS.
     --------

     Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

23.  NOTICES.
     -------

     Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if (i) delivered in person,
(ii) sent by recognized overnight courier, or (iii) by registered or certified mail, postage prepaid, to the respective party at the address set out above or to such other address any party shall have given notice in accordance with this
Section 23. Notices hand-delivered shall be deemed given the same day as delivery-notices sent by overnight mail shall be deemed given the day following delivery, and notices sent by mail shall be deemed given three business days after the date posted, provided however, that any change of address shall be effective only upon receipt.

24.  ENTIRE AGREEMENT.
     ----------------

     This Agreement supersedes all proposals and agreements whether oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

25.  SEVERABILITY.
     ------------

     If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

26.  CORPORATE AUTHORITY.
     -------------------

     The individuals executing this Agreement on behalf of Company and Distributor do each hereby warrant and represent that they respectively have been and are on the date of this Agreement duly authorized by all necessary or appropriate corporate action to execute this Agreement.

27.  COUNTERPARTS.
     ------------

     To facilitate execution, this Agreement may be executed in more than one counterpart, each of which shall constitute an original and all of which shall constitute one and the same Agreement.

28.  FACSIMILE.
     ---------

Facsimile signatures to this Agreement shall be considered original signatures.

29.  BASIS OF BARGAIN.
     ----------------

     EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL, BARGAINED-FOR BASES OF THIS AGREEMENT, AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

SIGNATURE PAGE FOLLOWS.

                              EDISON DEVELOPMENT CORPORATION
                              (a Michigan corporation)

                              By: ____________________________________

                              Its:  ____________________________________
                                              "Distributor"


                              PLUG POWER, L.L.C.
                              (a Delaware limited liability company)

                              By its Managing Member:


                              ________________________________________



                              By:  ____________________________________

                              Its:  ____________________________________

                                              "Company"

                                   Exhibit 1

                                   "Products"

     The Products made by the Company are a range of fuel cell systems that are capable of generating electricity through electrochemical reactions. The components comprising the fuel cell systems include, but are not limited to, one or more of the following whether used alone or in combination:

 .       A fuel processor that generates hydrogen gas and/or other gas(es).

 .       A fuel cell stack(s) that generates electricity through electrochemical reactions.

 .       An inverter system to convert direct current electricity to alternating current electricity.

 .       A system controller for operation of the fuel cell system or any component thereof.

 .       An energy storage system.

 .       A heat exchanger.

                                  EXHIBIT 2 TO
                             DISTRIBUTION AGREEMENT
                             Authorized Trademarks

     Pursuant to the Plug Power, L.L.C. Distribution Agreement ("Agreement") dated ________________, _____, between Plug Power, L.L.C. ("Company") and Mechanical Technology, Inc., ("Distributor"), it is further agreed, effective________________, 1997 (the "Exhibit 2 Effective Date"), that the Authorized Trademarks of Plug Power which the Agreement grants Distributor a non-exclusive nontransferable license to use consists of the following names and graphic representations thereof:

1 . "Plug Power, L.L.C."

2. Stylized Plug Power Logo